SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant	☑
Filed by a Party other than the Registrant	☐
Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☑	Soliciting Material Pursuant to § 240.14a-12
Raindance Communications, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)
Payment of Filing Fee (Check the appropriate box)

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1.	Title of each class of securities to which transaction applies:

2.	Aggregate number of securities to which transaction applies:

3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

4.	Proposed maximum aggregate value of transaction:

5.	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1.	Amount Previously Paid:

2.	Form, Schedule or Registration Statement No.:

3.	Filing Party:

4.	Date Filed:

The following materials were used by Raindance Communications, Inc. (“Raindance”) on February 6, 2006 (Mountain Time) in discussing the proposed transaction referred to in the material below with its employees, customers, investors and partners and Raindance may use these materials in the future for similar purposes:

Raindance Company Meeting February 6th 2006

Additional Information and Where to Find It In connection with the proposed transaction, Raindance intends to file a proxy statement and other relevant materials with the Securities and Exchange Commission ("SEC"). BEFORE MAKING ANY VOTING DECISION WITH RESPECT TO THE PROPOSED TRANSACTION, SHAREHOLDERS OF RAINDANCE ARE URGED TO READ THE PROXY STATEMENT AND OTHER RELEVANT MATERIALS BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. The proxy statement and other relevant materials, and any other documents filed by Raindance with the SEC, may be obtained free of charge at the SEC's website at www.sec.gov. In addition, stockholders of Raindance may obtain free copies of the documents filed with the SEC by directing a request through the Investors Relations portion of Raindance's website at http://www.raindance.com or by mail to Raindance, 1157 Century Drive, Louisville, CO 80027, attention: Investor Relations, telephone: (303) 928-3000. You may also read and copy any reports, statements and other information filed by Raindance with the SEC at the SEC public reference room at 450 Fifth Street, N.W. Room 1200, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 or visit the SEC's website for further information on its public reference room. Interests of Certain Persons in the Merger Raindance and its executive officers and directors may be deemed to be participants in the solicitation of proxies from Raindance stockholders in favor of the proposed transaction. Certain executive officers and directors of Raindance have interests in the transaction that may differ from the interests of stockholders generally, including acceleration of vesting of stock options and/or restricted stock awards, payment of cash bonuses in connection with a change in control transaction and continuation of director and officer insurance and indemnification. These interests will be described in the proxy statement when it becomes available.

Meeting Agenda Don Detampel Transaction summary Why did Raindance enter into this agreement? What does this mean for me? Peter Holst How does this complement our vision? Scott Etzler (President of InterCall) Why Raindance? West/InterCall overview Q&A Employee Reception

Meeting Agenda Don Detampel Transaction summary Why did Raindance enter into this agreement? What does this mean for me? Peter Holst How does this complement our vision? Scott Etzler (President of InterCall) Why Raindance? West/InterCall overview Q&A Employee Reception

West Transaction Summary Raindance has entered into an agreement to be acquired by West Corporation West will purchase all outstanding shares of Raindance stock for $2.70 per share in cash Raindance shareholders must approve the transaction West Corporation shareholder approval is not required Hart-Scott-Rodino anti-trust review is required This transaction is expected to close by the end of Q2 2006

How will stock options be handled? All stock options and restricted stock will immediately vest upon the close of this transaction You must be employed on the date of close All unexercised stock options with a strike price under $2.70 will be paid out in cash. For example: If you have 2,000 options at a strike price of $2.00 your cash payout would be: 2,000 x ($2.70-$2.00) = $1,400 Applicable taxes will be withheld from the cash payout All restricted stock will be exchanged for $2.70 in cash Applicable taxes will be withheld from the cash payout All stock currently held will receive a cash payout through an exchange agent shortly after close

Why did Raindance enter into this agreement? This is a good deal for Raindance shareholders 30%+ market premium Eliminates future execution risk This is a good deal for Raindance customers Increased international coverage Expanded operator services capabilities Scope and scale advantages The RxE product line will be maintained and enhanced This is a good deal for Raindance employees West shares our belief in the importance of multimedia conferencing, especially in the event space West values Raindance products and workforce talent

Meeting Agenda Don Detampel Transaction summary Why did Raindance enter into this agreement? What does this mean for me? Peter Holst How does this complement our vision? Scott Etzler (President of InterCall) Why Raindance? West/InterCall overview Q&A Employee Reception

How does this complement our vision? We share a common Value System Teamwork Leadership and proactive thinking Accountability and attention to detail Exceed customer expectations We share a common Vision Leadership in event services A commitment to innovation Operational excellence Customer focus

How does this complement our vision? We provide Complementary Services that will enhance the combined company's Value Proposition Intercall has an industry-leading operator services platform Intercall has a significant international service capability Intercall serves over 30,000 customers worldwide Raindance provides a critically acclaimed suite of multimedia conferencing services Raindance provides expertise in the areas of platform integration, software development and information systems Raindance provides a unique client (professional) services model that can be leveraged throughout the combined organization

Meeting Agenda Don Detampel Transaction summary Why did Raindance enter into this agreement? What does this mean for me? Peter Holst How does this complement our vision? Scott Etzler (President of InterCall) Why Raindance? West/InterCall overview Q&A Employee Reception

West Corporation and InterCall Inc. Overview

Who is West Corporation Founded 1986 and comprised of three business segments: Communication Services Receivables Management Conferencing $1.5 billion in annual revenue (2005) Over 28,000 employees in North America, Europe, and Asia 50 contact center locations 18,000 workstations, including 3,000 international workstations Over 10,000 West At Home agents 125,000 IVR ports and 5 interactive automated voice & data processing centers Traded on Nasdaq - Symbol: WSTC West Corporation Overview

West Corporation History 1986 - Inbound shared telemarketing services 1989 - Started IVR services Late 1990's - Integrated customer care support Tel Mark Sales - January 1, 2002 Dakotah Direct - March 1, 2002 Attention - August 1, 2002 InterCall - May 9, 2003 ConferenceCall.com - November 1, 2003 Worldwide Asset Management - August 2, 2004 ECI Conference Call Services - December 1, 2004 Sprint Conferencing Services - June 3, 2005 Intrado - 2006 (pending) Raindance - 2006 (pending) West Corporation Overview

West's Suite of Services Inbound Services Dedicated Services Shared Services Interactive Services Call automation, ASR Internet Services Email, chat, web development Outbound Services B-to-C and B-to-B Collection Services Portfolio Purchasing First Party/Early Out Services Third Party -Pre- and Post-Charge Off Legal Network of Services Marketing Services Full service customer direct marketing Conferencing Services Event, Audio, Web, Video Total Customer Management Solution Inbound Services Interactive Services Outbound Services Collection Services Marketing Services Services Marketing Services Internet Internet Services Conferencing Services West Corporation Overview

Largest service provider in the world specializing in conference communications Strong global presence with sales and operation facilities located in EMEA, Asia Pacific, Canada, Latin America and the U.S. Serve more than 30,000 organizations Serve over 400,000 conference leaders 2,000+ employees dispersed worldwide Over 500 sales and account managers worldwide Maintain approximately 125,000 port capacity Growing over 10% faster than the industry Have a solid, profitable financial history Strategic partner with Microsoft, WebEx and other well known companies InterCall Overview Who is InterCall

Investor Relations Calls Product Roll-Outs Employee Training Press Conferences Company Announcements High visibility calls that require Operator assistance and enhanced features. Event Calls can support as few as 25 participants to as many as 15,000 participants. Event Calls

Europe Asia-Pacific Sydney Edmonton Toronto Palo Alto Denver Phoenix San Francisco Seattle Portland Irvine Los Angeles Chicago Manhattan Philadelphia Houston Dallas West Point Newnan Atlanta Fort Lauderdale Minneapolis D.C. Bracknell New Jersey Boston Gloucester Frankfurt Paris Dublin Hong Kong Singapore Operations Center Sales Office Cincinnati Kansas City St. Louis Cleveland Detroit Charlotte Tampa Orlando New Zealand Tokyo Global Operation and Sales Offices

Raindance Transition to West/InterCall The acquisition is expected to close by the end of the second quarter Goal is to integrate the Raindance conferencing systems, functions and processes into InterCall within 12 to 18 months after close Raindance will be involved in helping to develop the migration plan Jill Vacek and Pete Holst will be leading the overall Raindance integration project plan with Bob Wise as the Business Lead at InterCall Branding strategy will be reviewed

Benefit Overview EMPLOYEE BENEFITS: InterCall has a comprehensive benefits program Raindance will be integrated into the InterCall plans over the next 6-12 months All service time with Raindance will be counted toward InterCall benefits eligibility Employee communications will clearly outline integration methodologies and timelines

Wrap Up Questions Thank you for your time Everyone at West/InterCall looks forward to working with you

Additional Information and Where to Find It
     In connection with the proposed transaction, Raindance intends to file a proxy statement and other relevant materials with the Securities and Exchange Commission (“SEC”). BEFORE MAKING ANY VOTING DECISION WITH RESPECT TO THE PROPOSED TRANSACTION, SHAREHOLDERS OF RAINDANCE ARE URGED TO READ THE PROXY STATEMENT AND OTHER RELEVANT MATERIALS BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. The proxy statement and other relevant materials, and any other documents filed by Raindance with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, stockholders of Raindance may obtain free copies of the documents filed with the SEC by directing a request through the Investors Relations portion of Raindance’s website at http://www.raindance.com or by mail to Raindance, 1157 Century Drive, Louisville, CO 80027, attention: Investor Relations, telephone: (303) 928-3000. You may also read and copy any reports, statements and other information filed by Raindance with the SEC at the SEC public reference room at 450 Fifth Street, N.W. Room 1200, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 or visit the SEC’s website for further information on its public reference room.
Interests of Certain Persons in the Merger
     Raindance and its executive officers and directors may be deemed to be participants in the solicitation of proxies from Raindance stockholders in favor of the proposed transaction. Certain executive officers and directors of Raindance have interests in the transaction that may differ from the interests of stockholders generally, including acceleration of vesting of stock options and/or restricted stock awards, payment of cash bonuses in connection with a change in control transaction and continuation of director and officer insurance and indemnification. These interests will be described in the proxy statement when it becomes available.